Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-4
(Form Type)

Pegasus TopCo B.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering price per share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)
Newly Registered Securities
Fees to be paid	Equity	TopCo Ordinary Shares	Other	68,801,188 (3)	$10.90	$749,932,949.20 (4)	0,00011020	$82,642.61
Fees to be paid	Equity	TopCo Warrants to purchase TopCo Ordinary Shares	Other	21,000,000 (5)	N/A	N/A (6)	0,00011020	N/A
Fees to be paid	Equity	TopCo Ordinary Shares underlying warrants	Other	21,000,000 (7)	$11.62	$244,020,000.00 (8)	0,00011020	$26,891.00
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amount					$993,952,949.20		$109,533.62
	Total Fees Previously Paid							$0
	Total Fee Offsets							—
	Net Fee Due							$109,533.62

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001102.

(3)	Represents the ordinary shares (the "TopCo Ordinary Shares") of the registrant Pegasus TopCo B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), (which will be converted into a Dutch public limited liability company (naamloze vennootschap)) ("TopCo") to be issued upon completion of the business combination described in the proxy statement/prospectus contained herein (the "Business Combination"), and includes (a) up to a maximum (subject to any redemptions) of 5,003,218 TopCo Ordinary Shares to be issued to holders of Class A ordinary shares, par value $0.0001 each (the "Pegasus Class A Ordinary Shares"), of Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("Pegasus"), (b) up to a maximum of 5,625,000 TopCo Ordinary Shares to be issued to holders of Pegasus Class B ordinary shares, par value $0.0001 each (the "Pegasus Class B Ordinary Shares"), and (c) 58,172,970 TopCo Ordinary Shares issued to the current shareholders of Gebr. Schmid GmbH ("Schmid"), each in connection with Business Combination.

(4)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) $10.90 (the implied price of the TopCo Ordinary Shares based on the price of the Pegasus Class A Ordinary Shares as reported on NYSE on September 20, 2023) multiplied by (ii) 68,801,188 TopCo Ordinary Shares issuable in connection with the Business Combination.

(5)	Represents warrants (the "TopCo Warrants") of TopCo, each warrant entitling the holder to purchase one TopCo Ordinary Share, to be issued to holders of warrants of Pegasus in connection with the Business Combination, and includes (a) 11,250,000 TopCo Warrants to be issued in exchange for 11,250,000 public warrants of Pegasus to purchase one Pegasus Class A Ordinary Share (the "Pegasus Public Warrants"), and (b) 9,750,000 TopCo Warrants to be issued in exchange for 9,750,000 private placement warrants of Pegasus to purchase one Pegasus Class A Ordinary Share, each in connection with the Business Combination.

(6)	Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the TopCo Warrants has been allocated to the underlying TopCo Ordinary Shares which are being simultaneously registered hereunder.

(7)	Represents the number of TopCo Ordinary Shares issuable upon exercise of the TopCo Warrants described in note (5).

(8)	Pursuant to Rules 457(c), 457(f)(1), Rule 457(g) and Rule 457(i) promulgated under the Securities Act and consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the proposed maximum offering price per TopCo Ordinary Share issuable upon exercise of each TopCo Warrant is equal to the sum of (i) $0.12 (the price for the Pegasus Public Warrants on the NYSE on September 20, 2023) and (ii) $11.50, the initial exercise price of the TopCo Warrants, resulting in a combined maximum offering price of $11.62. The entire fee is allocated to the TopCo Ordinary Shares issuable upon exercise of the TopCo Warrants, and no separate fee is recorded for the TopCo Warrants.

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